[Logo]         NEWS RELEASE
SYNOVUS
FINANCIAL CORP.

For Immediate Release

Contact: Patrick A. Reynolds
         Director of Investor Relations
         (706) 649-4973

                       Synovus Financial Corp.(R) Reports
                       Record Second Quarter 1998 Earnings

     Columbus, Ga., July 13, 1998 -- Synovus Financial Corp. (NYSE - "SNV"), the Columbus, Georgia-based multi-financial services company, today announced record net income for the second quarter of 1998. Net income for the quarter was $44,212,000, up 12.4 percent over second quarter 1997 net income of $39,322,000. On a per share basis, diluted earnings were $0.17, up 11.5 percent over second quarter 1997 earnings of $0.15, and basic earnings were $0.17 compared to $0.15 for the same period last year. Annualized return on assets for the quarter was
1.90 percent and return on equity was 18.93 percent, as compared to 1.80 percent and 19.52 percent, respectively, in the second quarter of 1997. Total assets were $9.4 billion, an increase of 4.5 percent from the end of the second quarter of 1997. Shareholders' equity at the end of the quarter was $954 million, which represented 10.18 percent of quarter-end assets.

     For the first six months of 1998, net income was $85,425,000, up 13.7 percent from net income of $75,129,000 earned in the same period last year. Year-to-date diluted earnings per share increased 13.1 percent to $0.32 from the $0.28 earned per share in 1997. Return on assets and return on equity for the first six months of 1998 were 1.86 percent and 18.55 percent, respectively, up from 1.75 percent and 18.89 percent in the same period last year. Asset quality remained strong in the second quarter as the ratio of nonperforming assets to loans and other real estate decreased to .43 percent from .56 percent at June 30, 1997. Net charge-offs for the year-to-date were .33 percent of average loans, reflecting the continuing emphasis on high credit quality and credit management. The loan loss reserve was 1.59 percent of loans, which provides coverage of 524 percent of nonperforming loans, up significantly from 1997. All per share data has been restated to reflect the three-for-two stock split that was issued on May 21, 1998.

     Synovus began the conversion of its bank data processing to the Marshall & Illsley Data Services' system in the first quarter of 1998. This conversion, which is expected to be substantially completed in 1998, will greatly enhance our team members' capabilities to market the "New Bank's" products and services, by providing more customer data at the point of

                            -- more --

                    Post Office Box 120 / Columbus, GA 31902
                                www.synovus.com

Synovus Financial Corp. Reports Record Second Quarter 1998 Earnings / p.2

service. Additionally, the Marshall & Illsley data processing platform is expected to be Year 2000 compliant, which will allow resources to be allocated to the conversion and to other data processing areas that had originally been allocated for Year 2000 compliance. In the first six months of 1998, Synovus expensed $2,886,000 pre-tax to begin this conversion, and expects total non-recurring expenses of this conversion to be approximately $12,000,000 in 1998. During the second quarter, nonrecurring pre-tax conversion expenses amounted to $1,854,000. Without these conversion expenses in the second quarter, net income and diluted earnings per share would have been up 15.4% and 14.5%, respectively.

     Profits from both Synovus' banking operations and Total System Services, Inc.(R) (TSYS(R)) (NYSE - "TSS"), Synovus' 80.7 percent owned credit card processing unit, were excellent for the second quarter. Banking operations' net income increased 11.2 percent over the second quarter of 1997. Return on assets for the quarter was 1.54 percent and return on equity was 18.68 percent, compared to 1.47 percent and 19.21 percent, respectively, in the second quarter of 1997. Net interest income increased by 4.9 percent versus the same quarter last year, due to net loan growth of 5.2 percent and a net interest margin of
5.19 percent in the quarter. Banking operations' non-interest income grew 21.6 percent, with increases in mortgage revenues of 105 percent, brokerage revenues of 59 percent, trust service fees of 17 percent, credit card fees of 17 percent and service charges of 10 percent over the second quarter of 1997.

     Total System Services, Inc.'s record net income for the second quarter of $11,650,000, up 17.2 percent from $9,941,000 last year, contributed significantly to Synovus' results. In order to accommodate the conversion of 78 million new accounts, which include Canadian Tire, Royal Bank of Canada and Sears, representing an 80% growth in accounts on file of year-end 1999, TSYS is focusing on building the necessary infrastructure of property, equipment and people to provide the quality of service its customers expect.

     Commenting on the company's consolidated results, Synovus Chairman and Chief Executive Officer, James H. Blanchard said, "We are very pleased with our performance through the first six months of the year. In our banking operations, fee income continued to grow through our sales efforts, with significant increases in mortgage revenues, trust service fees and brokerage revenues. TSYS had another great six months, increasing net income of 18.6 percent over the same period last year."

     Synovus Financial Corp. (Syn o' vus) is a $9.4 billion asset, multi-financial services company composed of 34 banks serving communities throughout Georgia, Alabama, Florida and South Carolina; an 80.7% ownership of Total System Services, Inc. (www.totalsystem.com), one of the world's largest credit, debit, commercial and private-label card processing companies; Synovus Trust Company, one of the Southeast's largest providers of trust services; Synovus Securities, Inc., a full-service brokerage firm; and Synovus Mortgage Corp., which offers mortgage services throughout the Southeast. The name "Synovus" was created of the

                            -- more --

                    Post Office Box 120 / Columbus, GA 31902
                                www.synovus.com

Synovus Financial Corp. Reports Record Second Quarter 1998 Earnings / p.3


combination of synergy and novus - synergy, meaning the interaction of separate components such that the total effect is greater than the sum of its parts and novus (Latin for "new"), meaning usually of superior quality and different from the others listed in the same category. Synovus' Internet address is www.synovus.com.

     Certain matters set forth in this news release contain forward-looking statements that involve certain risks and uncertainties including the capability of Synovus and Marshall & Illsley Data Services to complete the planned conversion of the back office data processing system within the time specified, within the expense estimates provided, and the Year 2000 compliance of the data processing system.
                                    -- more--

                    Post Office Box 120 / Columbus, GA 31902
                                www.synovus.com


 Synovus Financial Corp.

 INCOME STATEMENT                             1998                            1997                       2nd Quarter
-------------------------------------------------------------------------------------------------------------------
 (In thousands, except per share      Second        First         Fourth       Third         Second     '98 - '97
  data)                               Quarter       Quarter       Quarter      Quarter       Quarter     % Change
-------------------------------------------------------------------------------------------------------------------
 Interest Income................. $    189,067       186,955       187,803      185,047       180,409        4.8
 Interest Expense................       81,127        80,893        81,020       80,204        77,801        4.3
-------------------------------------------------------------------------------------------------------------------
 Net Interest Income.............      107,940       106,062       106,783      104,843       102,608        5.2
 Provision for Loan Losses.......        7,004         7,594         9,412        7,604         8,279      (15.4)
-------------------------------------------------------------------------------------------------------------------
Net Interest Income After
 Provision ......................      100,936        98,468        97,371       97,239        94,329        7.0
-------------------------------------------------------------------------------------------------------------------
 Non-Interest Income:
     Fees For Trust Services.....        3,547         3,810         3,219        3,137         3,058       16.0
     Service Charges.............       17,091        16,311        17,146       15,868        15,605        9.5
     Data Processing.............       86,312        91,329        91,928       87,839        85,227        1.3
     Net Mortgage Revenue........        4,906         4,334         3,240        2,918         2,395      104.8
     Brokerage Revenue...........        2,712         2,918         2,172        2,070         1,701       59.4
     Securities Gains (Losses)...          181           145            (3)         (18)           30      503.3
     Other.......................       14,702        13,471        14,060       12,506        12,917       13.8
-------------------------------------------------------------------------------------------------------------------
 Total Non-Interest Income.......      129,451       132,318       131,762      124,320       120,933        7.0
-------------------------------------------------------------------------------------------------------------------
 Non-Interest Expense:
    Personnel Expense............       89,394        94,691        83,878       84,577        84,627        5.6
    Occupancy & Equipment Expense       37,099        35,916        33,068       35,097        35,206        5.4
    Other Non-Interest Expense...       33,030        34,032        35,851       32,209        31,288        5.6
    Minority Interest............        2,243         1,974         3,044        2,546         1,914       17.2
-------------------------------------------------------------------------------------------------------------------
 Total Non-Interest Expense......      161,766       166,613       155,841      154,429       153,035        5.7
-------------------------------------------------------------------------------------------------------------------
 Income Before Taxes.............       68,621        64,173        73,292       67,130        62,227       10.3
 Income Tax Expense..............       24,409        22,960        26,286       24,029        22,905        6.6
-------------------------------------------------------------------------------------------------------------------
 Net Income...................... $     44,212        41,213        47,006       43,101        39,322       12.4
===================================================================================================================
 Basic Earnings per Share ....... $       0.17          0.16          0.18         0.16          0.15       12.0
 Diluted Earnings per Share ......        0.17          0.15          0.18         0.16          0.15       11.5
 Dividends Declared per Share.....        0.07          0.07          0.06         0.06          0.06       16.7

 Return on Assets .................       1.90 %        1.81          2.06         1.92          1.80
 Return on Equity .................      18.93         18.16         21.20        20.03         19.52
 Average Common Shares Outstanding     263,073       262,924       262,638      262,395       262,001
 Average Common Shares
     Outstanding - Diluted.........    267,790       267,479       266,241      265,926       265,612

                                    --more--


                    Post Office Box 120 / Columbus, GA 31902
                                www.synovus.com

 Synovus Financial Corp.

 INCOME STATEMENT
 (In thousands, except per share        Six Months Ended
  data)                                      June 30,
--------------------------------------------------------------------------------
                                       1998          1997        % Change
--------------------------------------------------------------------------------
 Interest Income..................$    376,022       352,823           6.6
`Interest Expense.................     162,020       152,060           6.6
--------------------------------------------------------------------------------
 Net Interest Income..............     214,002       200,763           6.6
 Provision for Loan Losses........      14,598        15,280          (4.5)
--------------------------------------------------------------------------------
 Net Interest Income After
  Provision ......................     199,404       185,483           7.5
--------------------------------------------------------------------------------
 Non-Interest Income:
     Fees For Trust Services......       7,357         6,289          17.0
     Service Charges..............      33,402        30,529           9.4
     Data Processing..............     177,641       164,179           8.2
     Net Mortgage Revenue.........       9,240         4,505         105.1
     Brokerage Revenue............       5,630         3,546          58.8
     Securities Gains (Losses)....         326            (2)         N/A
     Other........................      28,173        24,118          16.8
--------------------------------------------------------------------------------
 Total Non-Interest Income........     261,769       233,164          12.3
--------------------------------------------------------------------------------
 Non-Interest Expense:
    Personnel Expense.............     184,085       167,964           9.6
    Occupancy & Equipment Expense.      73,015        68,207           7.0
    Other Non-Interest Expense....      67,062        60,442          11.0
    Minority Interest.............       4,217         3,553          18.7
--------------------------------------------------------------------------------
 Total Non-Interest Expense.......     328,379       300,166           9.4
--------------------------------------------------------------------------------
 Income Before Taxes..............     132,794       118,481          12.1
 Income Tax Expense...............      47,369        43,352           9.3
--------------------------------------------------------------------------------
 Net Income.......................$     85,425        75,129          13.7
================================================================================

 Basic Earnings per Share ........$       0.32          0.29          13.2
 Diluted Earnings per Share ......        0.32          0.28          13.1
 Dividends Declared per Share.....        0.15          0.12          25.0

 Return on Assets ................        1.86 %        1.75
 Return on Equity ................       18.55         18.89
 Average Common Shares Outstanding     262,999       261,921
 Average Common Shares
     Outstanding - Diluted........     266,876       265,380


                                    --more--

                    Post Office Box 120 / Columbus, GA 31902
                                www.synovus.com

Synovus Financial Corp.

 BALANCE SHEET                                1998                            1997                       2nd Quarter
-------------------------------------------------------------------------------------------------------------------
 (In thousands, except per share      Second        First         Fourth       Third         Second     '98 - '97
  data)                               Quarter       Quarter       Quarter      Quarter       Quarter     % Change
-------------------------------------------------------------------------------------------------------------------
 Total Assets.................... $  9,370,271     9,376,677     9,260,331    8,997,052     8,970,672        4.5
 Investment Securities...........    1,665,267     1,679,594     1,655,173    1,643,135     1,664,840        0.0
 Net Loans.......................    6,621,584     6,600,581     6,506,822    6,369,269     6,292,671        5.2
 Total Deposits..................    7,823,454     7,889,802     7,707,927    7,399,381     7,422,266        5.4
     Demand Deposits.............    1,315,261     1,244,560     1,256,639    1,151,869     1,186,675       10.8
     Certificates of Deposit.....    3,536,246     3,669,943     3,598,364    3,517,850     3,442,456        2.7
     Savings Accounts............      448,650       464,947       446,497      451,040       462,344       (3.0)
     NOW Accounts................    1,153,702     1,146,430     1,128,407    1,055,102     1,043,682       10.5
     Money Market................    1,369,596     1,363,922     1,278,020    1,223,520     1,287,110        6.4

 Shareholders'  Equity...........      954,350       927,329       903,656      863,562       831,159       14.8

 Book Value Per Share............         3.63          3.53          3.44         3.29          3.17       14.5
 Equity to Assets................        10.18 %        9.89          9.76         9.60          9.27
 Loan to Deposit Ratio...........        86.00         85.00         85.75        87.45         86.14
 Demand Deposits/Total Deposits..        16.81         15.77         16.30        15.57         15.99

 Average Total Assets............ $  9,326,320     9,227,000     9,058,853    8,913,564     8,751,181        6.6
 Average Interest Earning Assets.    8,476,773     8,384,905     8,240,582    8,114,307     7,968,268        6.4
 Average Loans...................    6,708,656     6,665,935     6,533,859    6,419,511     6,292,915        6.6
 Average Deposits................    7,785,568     7,721,905     7,567,211    7,383,966     7,248,045        7.4
 Average Shareholders' Equity....      937,006       920,505       879,667      853,764       807,936       16.0


 ASSET QUALITY                                 1998                           1997                     2nd Quarter
-------------------------------------------------------------------------------------------------------------------
(In thousands, except per share      Second        First         Fourth       Third         Second     '98 - '97
  data)                              Quarter       Quarter       Quarter      Quarter       Quarter     % Change
--------------------------------------------------------------------------------------------------------------------
 Nonperforming  Loans............$      20,372        17,805        18,472       21,113        24,726      (17.6)
 Other Real Estate...............        8,504         8,793        10,335       11,237        10,996      (22.7)
 Nonperforming  Assets...........       28,876        26,598        28,807       32,350        35,722      (19.2)
 Reserve for Loan Losses.........      106,704       105,716       103,050      101,675       100,619        6.0
 Net Charge-Offs.................        6,016         4,928         8,037        6,549         5,496        9.5
 Net Charge-Offs /Average Loans..         0.36 %        0.30          0.49         0.41          0.35

 Nonperforming Loans/Loans & ORE.         0.30          0.27          0.28         0.33          0.39
 Nonperforming Assets/Loans & ORE         0.43          0.40          0.44         0.50          0.56
 Loan Loss Reserve/Loans.........         1.59          1.58          1.56         1.57          1.57

 Reserve/Nonperforming Loans.....       523.78        593.73        557.87       481.56        406.93
 Reserve/Nonperforming Assets....       369.53        397.45        357.72       314.29        281.67

                                    --more--

                    Post Office Box 120 / Columbus, GA 31902
                                www.synovus.com

Synovus Financial Corp.

 AVERAGE BALANCES AND YIELDS

 (In thousands, except per share data)                  1998                          1997
--------------------------------------------------------------------------------------------------------------------
                                                Second         First          Fourth         Third          Second
 Interest Earning Assets                       Quarter        Quarter        Quarter        Quarter        Quarter
---------------------------------------------------------------------------------------------------------------------
 Investment Securities.................... $   1,687,178      1,663,691      1,647,857      1,663,922      1,645,557
    Yield.................................          6.52 %         6.61           6.58           6.60           6.61

 Loans.................................... $   6,708,656      6,665,935      6,533,859      6,419,511      6,292,915
    Yield.................................          9.81 %         9.86           9.94           9.94           9.93

 Other Earning Assets..................... $      80,939         55,279         58,866         30,874         29,796
    Yield.................................          5.40 %         5.65           5.30           6.36           7.42
--------------------------------------------------------------------------------------------------------------------
 Total Earning Assets                      $   8,476,773      8,384,905      8,240,582      8,114,307      7,968,268
    Yield                                           9.11 %         9.19           9.23           9.23           9.23
--------------------------------------------------------------------------------------------------------------------
 Interest Bearing Liabilities

 Time Deposits More Than $100,000......... $   1,283,939      1,356,917      1,289,078      1,196,980      1,140,773
    Yield.................................          5.81 %         5.85           5.81           5.77           5.72

 Time Deposits Less Than $100,000......... $   2,285,438      2,290,857      2,283,764      2,273,839      2,239,701
    Yield.................................          5.62 %         5.63           5.63           5.59           5.56

 Interest Bearing Deposit Accounts........ $   2,959,546      2,891,683      2,806,569      2,772,529      2,734,933
    Yield.................................          3.43 %         3.44           3.42           3.43           3.41

 Short-Term Borrowings.................... $     266,983        252,889        271,905        360,365        395,558
    Yield.................................          5.03 %         4.92           5.32           5.25           5.43

 Other Borrowings......................... $     125,423        123,490        126,575        126,648        131,440
    Yield.................................          5.85 %         6.16           5.93           6.05           5.70
--------------------------------------------------------------------------------------------------------------------
 Total Interest Bearing Liabilities        $   6,921,329      6,915,836      6,777,891      6,730,361      6,642,405
    Yield                                           4.70 %         4.74           4.74           4.72           4.70
--------------------------------------------------------------------------------------------------------------------
 Demand Deposits.......................... $   1,256,645      1,182,449      1,187,800      1,140,618      1,132,638
 Shareholders' Equity..................... $     937,006        920,505        879,667        853,764        807,936
 Total Assets............................. $   9,326,320      9,227,000      9,058,853      8,913,564      8,751,181
--------------------------------------------------------------------------------------------------------------------
 Spread                                             4.41 %         4.44           4.49           4.51           4.53
 Net Interest Margin                                5.22 %         5.22           5.28           5.26           5.27
--------------------------------------------------------------------------------------------------------------------

                                     ENDIT